SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2003

RESOURCES CONNECTION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-32113	33-0832424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

695 Town Center Drive, Suite 600, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

(714) 430-6400

Registrant’s telephone number, including area code

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS.

On July 15, 2003, Resources Connection, Inc., a Delaware corporation (the “Company”), acquired from Ernst & Young Participaties B.V., a company incorporated under the laws of The Netherlands (“Seller”), all of the outstanding capital shares of Ernst & Young Executive Temporary Management B.V., a company incorporated under the laws of The Netherlands (“ETM”). ETM, which now operates as Resources Connection NL B.V., provides interim management, project management and change management services in various disciplines including: finance and accounting; general management, human resources management; information communication and technology; and marketing and communication (the “Business”). ETM’s assets include, but are not limited to: equipment, rights and interests arising under or in connection with certain contracts, prepaid expenses and deposits, sales and marketing data and intangible property including goodwill associated with the Business. The Company plans to continue to use ETM’s six leased offices and the assets listed above to conduct the Business.

Under the terms of the Agreement for the sale and purchase of the share capital of ETM (the “Purchase Agreement”), dated July 15, 2003 (which Purchase Agreement is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference), the purchase price paid by the Company for all of the outstanding capital shares of ETM was 26.0 million Euros (approximately $29.4 million—using a conversion rate of $1.13 for each 1 Euro) in cash at the closing. The purchase price was determined through arms-length negotiations between the Company and Seller. The Company also entered into, among other things, an Employment Agreement with Mr. Leo Witvliet and ETM (now operating as Resources Connection NL B.V.), a wholly owned subsidiary of the Company (which Employment Agreement is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference).

The Company funded the acquisition using cash from operations.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	FINANCIAL STATEMENTS.

The financial statements required under this Item 7(a) will be filed by the Company pursuant to an amendment to this Form 8-K not later than 60 days after the date that this initial report on Form 8-K must be filed.

(b)	PRO FORMA FINANCIAL INFORMATION.

The pro forma financial information required under this Item 7(b) will be filed by the Company pursuant to an amendment to this Form 8-K not later than 60 days after the date that this initial report on Form 8-K must be filed.

(c)	EXHIBITS.

The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 29, 2003

/s/ DONALD B. MURRAY
Donald B. Murray Chief Executive Officer

INDEX OF EXHIBITS

Number	Exhibit
2.2*	Agreement for the sale and purchase of the share capital of Ernst & Young Executive Temporary Management B.V., dated as of July 15, 2003, by and between Ernst & Young Participaties B.V. and Resources Connection, Inc., a Delaware corporation (without Schedules 5 and 6).

10.1	Employment Agreement among the Company, Mr. Leo Witvliet and Resources Connection NL B.V., a wholly owned subsidiary of the Company.

* Certain of the schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule.